SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by Registrant [x]
Filed by a Party other than Registrant[  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[x] Definitive Proxy Statement
[  ]Definitive Additional Materials
[  ]Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                           DIXON TICONDEROGA COMPANY


                (Name of Registrant as Specified In Its Charter)
 .

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing fee (Check the appropriate box):
[x]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [DIXON LETTERHEAD]

                 Notice of 1999 Annual Meeting of Stockholders

Fellow Stockholder:

     You are cordially invited to attend the 1999 Dixon Ticonderoga Company Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time on March 12, 1999 at our executive offices at 195 International Parkway, Heathrow, Florida, to:

     -    Elect two directors, each for a term of three years; and
     - Conduct other business properly brought before the meeting. Stockholders of record at the close of business on January 25, 1999 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     I look forward to seeing you at the meeting.

February 12, 1999                         Sincerely yours,

                                          [insert signature]


                                          Gino N. Pala


                                          Chairman

                               TABLE OF CONTENTS



Notice of Annual Meeting.................................................Cover

Information About the Annual Meeting and Voting..............................1

The Dixon Ticonderoga Company Board of Directors and Executive Officers......3

Dixon Ticonderoga Company Stock Owned by Officers and Directors..............7

Persons Owning More than Five Percent of Dixon Ticonderoga Company Stock.....8

Performance Graph............................................................9

Report of the Compensation Committee on Executive Compensation..............10

Executive Compensation Tables...............................................11

Other Matters...............................................................12

   Section 16(a) Beneficial Ownership Reporting Compliance .................12

   Stockholder Proposals for the 2000 Annual Meeting .......................12

   Solicitation ............................................................13

   Stockholder List ........................................................13

   Independent Public Accountants ..........................................13

                                PROXY STATEMENT
                                      for
                           DIXON TICONDEROGA COMPANY
                      1999 Annual Meeting of Stockholders


                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


General

     We sent you this Proxy Statement and the enclosed proxy card because Dixon Ticonderoga Company's Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on February 12, 1999 to all stockholders entitled to vote. Stockholders who own Dixon Ticonderoga Company common stock at the close of business on January 25, 1999 are entitled to vote. On this record date, there were 3,439,967 shares of common stock outstanding. We are also sending along with this Proxy Statement, the Company's Annual Report on Form 10-K, which includes our financial statements.

Voting Methods

     You can vote on matters to come before the meeting in two ways:

     -    You can come to the Annual Meeting and cast your vote there; or

     - You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

      Each share of common stock you own entitles you to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for that purpose.

Giving Your Proxy to Someone Other than Individuals Designated on the Card

      If you want to give your proxy to someone other than individuals noted on the proxy card:

     - Cross out the names of those individuals and insert the name of the individual you are authorizing to vote; or

     - Provide a written authorization to the individual you are authorizing to vote along with your proxy card.

The Quorum Requirement

     A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the Company's stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

Vote Necessary for Action

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Other action is by an affirmative vote of the majority of the shares present at the meeting. Abstentions and non-votes have the effect of a no vote on matters other than director elections.

Revocability of Proxy

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in one of three ways:

     -    You may send in another proxy with a later date.

     - You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     -    You may vote in person at the Annual Meeting.

      If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 25, 1999, the record date for voting.

Matters Raised at the Meeting not Included in this Statement

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

                THE DIXON TICONDEROGA COMPANY BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

Structure

     Our Board of Directors consists of nine seats which are divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

     At the 1999 Annual Meeting, the terms of two directors are expiring. One of the Director seats in the class expiring at the Annual Meeting is vacant.
The Board has not nominated anyone to fill this seat, pending the selection of a suitable candidate. Those directors nominated for election at this annual meeting would hold office for a three-year term expiring in 2002. Other directors are not up for election this year and will continue in office for the remainder of their terms. One seat which will expire in 2001 is vacant. Under the Company's Bylaws, the Board of Directors may fill vacancies in Board seats.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

Directors Nominated This Year for Terms Expiring in 2002

     HARVEY L. MASSEY, 57, President and Chief Executive Officer of Massey Services, Inc. (pest control industry) since 1985.

     PHILIP M. SHASTEEN, 49, attorney, stockholder and member of the Board of Directors of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (law firm) since 1992. Mr. Shasteen has been a director of the Company since 1986.

     Your Board of Directors recommends a vote FOR these nominees.

     Joseph R. Sadowski, a director of the Company since 1986, is not standing for re-election. The Company wishes to thank Mr. Sadowski for his many years of service on the Board.

Directors up for Election in 2000

     BEN BERZIN, JR., 50, Senior Vice President, PNC Bank, N.A. (commercial bank) since 1990. Mr. Berzin has been a director of the Company since 1994.

     KENT KRAMER, 54, Chief Executive Officer of Professional Sports Marketing, Inc. (sports marketing) since 1992. Mr. Kramer has been a director of the Company since 1997.

     JOHN E. RAMONDO, 70, President and Chief Executive Officer, Power Construction Consultants, Inc. (engineering/construction consulting), since 1993. Mr. Ramondo has been a director of the Company since 1986.

Directors up for Election in 2001

     GINO N. PALA, 70, Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1989. Mr. Pala has been a director of the Company since 1978. Mr. Pala is the father-in-law of Mr. Joyce.

     RICHARD F. JOYCE, 43, Vice Chairman of the Board of Directors, Executive Vice President and Chief Legal Executive of the Company since 1991, and President and Chief Operating Officer of the Company's Consumer Group since 1996. Mr. Joyce has been a director of the Company since 1982. Mr. Joyce is the son-in-law of Mr. Pala.

     One Board seat in this class is vacant.

Board Meetings and Committees

     The Company's fiscal year runs from October 1 through September 30. In the 1998 fiscal year, our full Board met six times. In addition to meetings of the full Board, directors attended meetings of individual Board committees and often considered issues separate from these meetings. During the 1998 fiscal year, Mr. Sadowski attended fewer than 75% of the Board and Compensation Committee meetings.

     Our Board has two standing committees.

     The Audit Committee reviews management's independent accountant selection and makes recommendations to the Board based on that review. The Committee also questions management and independent accountants on the application of accounting and reporting standards to Dixon Ticonderoga Company. Present members of the Committee are Messrs. Ben Berzin, Jr. (Chairman), Philip M. Shasteen, and Kent Kramer. During fiscal 1998, the Committee held three meetings.

     The Compensation Committee reviews Dixon Ticonderoga Company's compensation practices and approves its compensation programs and plans. Present members of the Committee are Messrs. John E. Ramondo (Chairman), Joseph R. Sadowski and Philip M. Shasteen. During fiscal 1998, the Committee held two meetings.

     Our Board does not have a nominating committee.

Compensation Committee Interlocks and Insider Participation

     No Compensation Committee members are or have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed in this Proxy Statement.

Director Compensation

     Of our current Board members, Messrs. Pala and Joyce are salaried employees of Dixon Ticonderoga Company. Board members whom are not salaried employees of Dixon Ticonderoga Company receive separate compensation for Board service. That compensation includes:

          Annual Retainer:              $7,500

          Attendance Fees:              $400 for each Board meeting;
                                        $450 for each Board Committee meeting;
                                        Expenses related to attendance

Executive Officers

     In addition to Messrs. Pala and Joyce, the following persons are executive officers of the Company:

          RICHARD A. ASTA, 42, Executive Vice President of Finance and Chief Financial Officer of the Company since 1991. In 1996, Mr. Asta entered into a plea agreement relating to his indictment in 1995 stemming from his prior employment with the accounting firm of Laventhol & Horwath and audits of a client of that firm. In 1997, he was ordered to make partial restitution and sentenced to three years probation and community service.

          LEONARD D. DAHLBERG, JR., 47, Executive Vice President, Industrial Group of the Company, since March, 1996; Executive Vice President of Manufacturing/Consumer Products Division from August, 1995 until March, 1996; Senior Vice President of Manufacturing from February, 1993 until August, 1995; Vice President of Manufacturing from March, 1990 until February, 1993.

Employment Agreements

     The Company has an employment agreement with Mr. Pala which has a rolling one-year term until the Company or Mr. Pala terminates it. Mr. Pala is to receive base salary at a rate of not less than $200,000 per annum, subject to increase from time to time in accordance with normal business practices of the Company and, if so increased, the salary may not be decreased. Under the agreement, Mr. Pala is also entitled to participate in other compensation programs and other benefits of the Company.

     The Company may terminate Mr. Pala's employment for cause (as defined in the Agreement), in which case the Company will pay Mr. Pala his full salary through the date of termination. If the Company terminates the agreement other than for cause or other than for Mr. Pala's disability, or if Mr. Pala terminates the agreement for good reason (as defined in the agreement), Mr. Pala will:

     -   Continue to receive his full salary through the date of termination;

     - Receive an amount equal to the product of (i) his annual salary, multiplied by (ii) the greater of the number of years remaining in the term of employment under the agreement or the number two, such payment to be made (a) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the date of termination, or (b) if resulting from any other cause, in substantially equal semi-monthly installments; and

       - Receive a bonus in an amount determined by multiplying his base salary by a percentage that is the average percentage of base salary that was paid (or payable) to him as a bonus under any Company bonus plan or arrangement, for the three full fiscal years of the Company immediately preceding the termination.

     The Company has entered into an employment agreement with Mr. Joyce which is similar in its terms to the agreement the Company entered into with Mr. Pala, except that Mr. Joyce's minimum salary is $130,000 per annum.

Certain Transactions

     The Company has loans outstanding to Messrs. Pala, Joyce and Asta in the principal amounts of $144,000, $89,000, and $87,000, respectively. The proceeds of the loans were used by the borrowers to purchase common stock from the Company at the time that they exercised stock options. At the time the shares of common stock are sold, the loans must be repaid. Interest on the loans accrues at the rate of 8% per annum.

                        DIXON TICONDEROGA COMPANY STOCK
                        OWNED BY OFFICERS AND DIRECTORS
                           (As of December 31, 1998)

       The following table shows, as of December 31, 1998, the Dixon Ticonderoga Company common stock owned beneficially by the directors, nominees for directors and executive officers of the Company.

                                          Amount and Nature    Percentage of
Name of Beneficial Owner                    of Beneficial    Voting Securities
                                              Ownership


Gino N. Pala                                802,445(1)             23.1%
Richard F. Joyce                             59,585(2)              1.7%
John E. Ramondo                                 400                 *
Joseph R. Sadowski                            8,550                 *
Philip M. Shasteen                            9,969                 *
Ben Berzin, Jr.                                 500                 *
Kent Kramer                                     500                 *
Harvey L. Massey                                  -                 -
Richard A. Asta                              46,645(3)              1.3%
Leonard D. Dahlberg, Jr.                     15,594(4)              *
                                            ----------
All directors and executive officers        944,188(5)             26.6%
  as a group                                ==========

*  Indicates ownership is less than 1%.
(1) Includes 521,170 shares owned by him over which he has sole voting and investment power and 245,775 shares over which he has sole voting and shared investment power only. In addition, includes an option to purchase
     35,500 shares that can be exercised within the next sixty days.
(2) Includes options to purchase 36,250 shares that can be exercised within the next sixty days. Does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.
(3) Includes options to purchase 26,500 shares that can be exercised within the next sixty days.
(4) Includes options to purchase 8,500 shares that can be exercised within the next sixty days.
(5) Includes options to purchase 106,750 shares that can be exercised within the next sixty days.

                    PERSONS OWNING MORE THAN FIVE PERCENT OF
                        DIXON TICONDEROGA COMPANY STOCK
                           (As of December 31, 1998)

     The following table shows, as of December 31, 1998, all persons we know to be "beneficial owners" of more than 5% of Dixon Ticonderoga Company common stock.(1)


                                                                  Total
                                                                Amount of    Percent
                       Voting Authority   Depositive Authority Beneficial      of
Name and Address     Sole       Shareds     Sole      Shared    Ownership     Class

Gino N. Pala        766,945       -0-      521,170    245,775    802,445      23.1%


Hollybank           527,196       -0-      527,196      -0-      527,196      15.3%
Investments, LP



(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially own" Company stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

                               PERFORMANCE GRAPH

     The graph below compares the 5-year total return to stockholders for Dixon Ticonderoga Company common stock with the comparable return of the two indexes listed. The graph assumes that you invested $100 in Company common stock and in each of the indexes on December 31, 1993. Points on the graph represent the performance as of the last business day of the years indicated.

              Comparison of Five Year Cumulative Total Stockholder
      Return Among Dixon Ticonderoga Company, Russell 2000 and Peer Group



December 31,                 1993      1994      1995     1996      1997   1998
Dixon Ticonderoga Company    100      159.18    126.53   124.49   210.20  151.02

Russell 2000                 100      102.56    126.66   143.20   190.84  157.54

Peer Group                   100      114.64    143.08   100.12    80.55   53.13


                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Under the guidelines established by the Company's previously adopted Management Incentive Program ("MIP"), the Committee evaluates the Company's management employee performance. Factors which are considered under the MIP guidelines include: corporate performance, business unit performance and personal performance. The corporate performance rating is largely based upon a metric which measures creation of value for Company stockholders. The business unit ratings are based primarily on a similar metric, profit performance, and budgetary success. The personal performance can include such factors as meeting set strategic planning goals and certain other key performance metrics.

     Under the MIP, incentive awards are made annually to key management employees as determined by top corporate management and approved by the Committee and include both cash and stock incentives. The objectives of the MIP are to motivate and reward the accomplishment of corporate and business unit annual objectives, reinforce a strong performance orientation and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year. Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan. Stock options may also be granted to key employees as part of the Company's incentive program. During fiscal 1998, no stock options were granted to executive officers of the Company.

     The Committee meets annually to evaluate the Chief Executive Officer's performance and reports on that evaluation to the independent directors of the Board. In 1998, the Committee rated highly the Chief Executive Officer's role in focusing the Company towards enhancing stockholder value, achieving corporate earnings and his leadership in developing the Company's management structure and succession to further carry out the Company's other strategic objectives. His salary was increased for the first time since 1996 to $253,800 per annum. He also received a bonus payment of $44,148 under the Management Incentive Program discussed above.

     The foregoing report is submitted by the members of the Compensation
Committee:

                           John E. Ramondo (Chairman)
                               Joseph R. Sadowski
                               Philip M. Shasteen

                         EXECUTIVE COMPENSATION TABLES

     The tables on pages 11 and 12 show salaries and bonuses paid during the last three fiscal years and aggregate options exercised in fiscal 1998 for the Chief Executive Officer and the Company's other executive officers. No options were granted to executive officers in fiscal 1998.

                           Summary Compensation Table

                                                 Annual                      Long-Term
                                              Compensation                 Compensation
                                                                               Awards
                                                                             Securities
                                                             Other Annual    Underlying
Name and Principal Position         Year   Salary   Bonus   Compensation(1)  Options (#)

Gino N. Pala                        1998           $44,148      $79,471          -0-
     President and                  1997  $235,585 $81,013      $67,123        42,000
     Chief Executive Officer        1996  $204,375 $43,100      $30,821          -0-
Richard F. Joyce                    1998  $157,855 $25,738      $51,716          -0-
     President and Chief Operating  1997  $150,625 $40,414      $39,840        75,000
     Officer, Consumer Group and    1996  $141,700 $23,780      $32,554          -0-
     Executive Vice President and
     Chief Legal Executive
Richard A. Asta                     1998  $154,872 $19,414      $41,596          -0-
     Executive Vice President       1997  $147,373 $38,897      $35,370        36,000
     of Finance and                 1996  $141,110 $23,367      $21,353          -0-
     Chief Financial Officer
Leonard D. Dahlberg, Jr.            1998  $117,875 $ 4,829      $19,379          -0-
     Executive Vice President,      1997  $110,000 $14,850      $24,960        20,000
     Industrial Group               1996  $ 97,665 $12,077      $19,826          -0-

(1) The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, 401(k) Mirror Plan, gain from the exercise of stock options, directors fees and perquisites (including personal and non-plan benefits).
                                       11

                 Aggregated Option Exercises in Fiscal 1998 and
                       Fiscal 1998 Year-End Option Values

                                              Number of Securities      Value of Unexercised In-the
                                              Underlying Unexercised     Money Options at Fiscal
                                            Options at Fiscal Year-End        Year-End (1)

                          Shares
                         Acquired  Value
Name                   on Exercise Realized Exercisable  Unexercisable  Exercisable Unexercisable

Gino N. Pala               10,250   $35,812    35,500        31,500       $38,312      $11,812
Richard F. Joyce            5,125   $17,906    36,250        56,250       $36,718      $21,094
Richard  A. Asta            5,125   $10,797    26,500        27,000       $33,062      $10,125
Leonard D. Dahlberg, Jr.    2,000  $  5,999     8,500        15,000       $ 7,812      $ 5,625

(1) Calculated on the basis of the fair market value of the underlying common stock at fiscal year-end minus the exercise price. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying common stock on a particular date.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

Stockholder Proposals for the 2000 Annual Meeting

     If you want to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for possible inclusion in the Company's 2000 Proxy Statement, you must do so on or before October 17, 1999. Notice to the Company of a stockholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and you may not be bring it before the 2000 Annual Meeting, if we receive it after December 29, 1999.

Solicitation

     The Company is soliciting this proxy at its expense on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

Stockholder List

     A stockholder list will be available for your examination during normal business hours at the Company's executive offices at 195 International Parkway, Heathrow, FL 32746, at least ten days prior to the annual meeting.

Independent Public Accountants

     Based on a recommendation from the Company's Audit Committee, the Board of Directors of the Company has selected PriceWaterhouseCoopers to serve as the Company's auditor for the 1999 fiscal year. Representatives of PriceWaterhouseCoopers will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the stockholders.



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